As filed with the Securities and Exchange Commission on March 11, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Heritage-Crystal Clean, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8221 (Primary Standard Industrial Classification Code Number)	26-0351454 (I.R.S. Employer Identification Number)
2175 Point Boulevard,
Suite 375
Elgin, IL 60123
(847) 836-5670
(Address, including zip code and telephone number,
including area code, of registrant’s principal executive offices)
Joseph Chalhoub
President and Chief Executive Officer
Heritage-Crystal Clean, Inc.
2175 Point Boulevard, Suite 375
Elgin, IL 60123
(847) 836-5670
(Name, address, including zip code and telephone number,
including area code, of agent for service)
Copies to:

Mark A. Harris Heidi J. Steele McDermott Will & Emery LLP 227 W. Monroe Street, Suite 4700 Chicago, Illinois 60606	Larry A. Barden Robert L. Verigan Sidley Austin LLP 1 S. Dearborn Street Chicago, Illinois 60603
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-143864
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class			Proposed Maximum	Proposed maximum
of securities to be	Amount to be		Offering Price Per	aggregate offering	Amount of
registered	Registered		Share	price	registration fee
Common Stock, $0.01 par value per share	200,100	(1)	$11.50	$2,301,150	$90.45

(1)	Includes shares that underwriters have the option to purchase to cover over-allotments, if any.

     This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
This registration statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of Heritage-Crystal Clean, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm. This registration statement relates to the Company’s registration statement on Form S-1, as amended (File No. 333-143864), initially filed by the Company on June 17, 2007 and declared effective by the Securities and Exchange Commission (the “Commission”) on March 11, 2008. The Company is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Company by 200,100 shares, 26,100 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock to cover over-allotments, if any. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1, as amended (File No. 333-143864), including the exhibits and the power of attorney thereto, are incorporated by reference into this registration statement.
The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on March 12, 2008); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than March 12, 2008.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX
Opinion
Consent

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules
(a) Exhibits

Exhibit
Number	Exhibit

5.1	Opinion of McDermott Will & Emery LLP
23.1	Consent of KPMG, LLP
23.3	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elgin, State of Illinois, on this 11th day of March, 2008.

Heritage-Crystal Clean, Inc.
/s/ Gregory Ray
Name:	Gregory Ray
Title:	Chief Financial Officer,
Vice President, Business Management and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on March 11, 2008.

Signature	Title

*	President, Chief Executive Officer and Director

Joseph Chalhoub	(Principal Executive Officer of the Registrant)

/s/ Gregory Ray	Chief Financial Officer,

Gregory Ray	Vice President, Business Management and Secretary
(Principal Financial Officer of the Registrant)

*	Chief Accounting Officer of the Registrant

Ellie Chaves

*	Director

Fred Fehsenfeld, Jr.

*	Director

Donald Brinckman

*	Director

Bruce Bruckmann

* Pursuant to Power of Attorney

/s/ Gregory Ray

Attorney-in-fact

EXHIBIT INDEX
The following exhibits are filed herewith:

5.1	Opinion of McDermott Will & Emery LLP
23.1	Consent of KPMG, LLP
23.3	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)